Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 15, 1998
                           Servicer Certificate #15

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $307,289,360.36
Beginning Pool Factor                                           0.6300235

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,668,078.58
     Interest Collected                                     $2,627,047.97

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,323,449.85
Total Additional Deposits                                   $1,323,449.85

Repos / Chargeoffs                                            $953,562.81
Aggregate Number of Notes Charged Off                                 114

Total Available Funds                                      $17,498,731.59

Ending Pool Balance                                       $292,787,563.78
Ending Pool Factor                                              0.6002910

Servicing Fee                                                 $256,074.47

Repayment of Servicer Advances                                $119,844.81

Reserve Account:
     Beginning Balance  (see Memo Item)                    $17,245,375.88
     Target Percentage                                               5.25%
     Target Balance                                        $15,371,347.10
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,874,028.78)
     Ending Balance                                        $15,371,347.10

Current Weighted Average APR:                                      10.108%
Current Weighted Average Remaining Term (months):                   36.88

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,301,159.25     1,683
                                31 - 60 days            $521,658.73       431
                                60+  days               $181,132.73       110

     Total:                                           $3,003,950.71     1,692

     Balances:                  60+  days             $3,364,984.26       110

Memo Item - Reserve Account
     Prior Month                                     $16,132,691.42
+    Invest. Income                                      $65,313.46
+    Excess Serv.                                     $1,047,371.00
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $17,245,375.88

Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 1998

                                                                                 NOTES
                                                             (Money Market)
                                            TOTAL            CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%            100.00%              0.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $307,289,360.36
Ending Pool Balance                    $292,787,563.78

Collected Principal                     $13,548,233.77
Collected Interest                       $2,627,047.97
Charge - Offs                              $953,562.81
Liquidation Proceeds / Recoveries        $1,323,449.85
Servicing                                  $256,074.47
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $17,242,657.12

Beginning Balance                      $307,289,360.36              $0.00    $113,789,360.36    $176,000,000.00    $17,500,000.00

Interest Due                             $1,693,489.54              $0.00        $602,135.37        $990,000.00       $101,354.17
Interest Paid                            $1,693,489.54              $0.00        $602,135.37        $990,000.00       $101,354.17
Principal Due                           $14,501,796.58              $0.00     $14,501,796.58              $0.00             $0.00
Principal Paid                          $14,501,796.58              $0.00     $14,501,796.58              $0.00             $0.00

Ending Balance                         $292,787,563.78              $0.00     $99,287,563.78    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.4483             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $16,195,286.12              $0.00     $15,103,931.95        $990,000.00       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $1,047,371.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $17,245,375.88
(Release) / Draw                        ($1,874,028.78)
Ending Reserve Acct Balance             $15,371,347.10

Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                4                 3                 2                   1
                                Feb-98           Mar-98            Apr-98            May-98             Jun-98
Beginning Pool Balance     $360,247,735.24   $346,931,674.81   $333,641,595.71   $319,191,363.71    $307,289,360.36

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $1,376,786.24       $612,503.09       $885,640.43       $578,731.40        $953,562.81
Recoveries                     $752,632.58       $628,861.47     $1,150,936.44       $446,856.23      $1,323,449.85

Total Charged Off (Months 5, 4, 3)             $2,874,929.76
Total Recoveries (Months 3, 2, 1)              $2,921,242.52
Net Loss / (Recoveries) for 3 Mos                ($46,312.76)(a)

Total Balance (Months 5, 4, 3)             $1,040,821,005.76 (b)

Loss Ratio Annualized  [(a/b) * (12)]                -0.0534%

Trigger:  Is Ratio > 1.5%                                 No
                                                                   Apr-98            May-98             Jun-98

B)   Delinquency Trigger:                                        $3,441,337.34     $3,339,966.30      $3,364,984.26
     Balance delinquency 60+ days                                     1.03145%          1.04638%           1.09505%
     As % of Beginning Pool Balance                                   1.03180%          0.98712%           1.05763%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     3.1515%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer